Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: January 29, 2020

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Record Earnings for 2019

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) today announced its unaudited financial results for the three-month and twelve-month periods ended December 31, 2019. All share data has been adjusted to reflect Horizon’s three-for-two stock split effective June 15, 2018.

SUMMARY:
•
Net income for the year ended December 31, 2019 was $66.5 million, or $1.53 diluted earnings per share, compared to $53.1 million, or $1.38 diluted earnings per share, for the year ended December 31, 2018. This represents the highest annual net income and diluted earnings per share in the Company’s history.

•
Core net income for the year 2019 increased 31.6% to $70.7 million, or $1.63 diluted earnings per share, compared to $53.7 million, or $1.40 diluted earnings per share, for the year 2018. (See the “Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share” table on page 4 for the definition of core net income.)

•	Net income for the fourth quarter of 2019 was $18.5 million, or $0.41 diluted earnings per share, compared to $13.1 million, or $0.34 diluted earnings per share, for the fourth quarter of 2018.
•	Core net income for the fourth quarter of 2019 was $18.5 million, or $0.41 diluted earnings per share, compared to $13.8 million, or $0.36 diluted earnings per share, for the fourth quarter of 2018.
•	Return on average assets was 1.35% for the year ended December 31, 2019 compared to 1.31% for the year ended December 31, 2018.
•
Core return on average assets for the year ended December 31, 2019 was 1.43% compared to 1.33% for the year ended December 31, 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 11 for the definition of core return on average assets.)

•
Consumer loans increased at a rate of 21.8%, or $119.7 million, during the year ended December 31, 2019. Excluding acquired loans, consumer loans increased at a rate of 6.3%, or $34.6 million during the year ended December 31, 2019.

•
Net interest income increased $7.7 million, or 22.7%, to $41.5 million for the fourth quarter of 2019 compared to $33.8 million for the fourth quarter of 2018. Net interest income increased $26.2 million, or 19.5%, to $160.8 million for the year ended December 31, 2019 compared to $134.6 million, for the year ended December 31, 2018.

•
Net interest margin was 3.58% for the fourth quarter of 2019 compared to 3.60% for the fourth quarter of 2018. Net interest margin was 3.69% for the year ended December 31, 2019 compared to 3.71% for the year ended December 31, 2018.

Pg. 2 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019
•
Core net interest margin was 3.49% for the fourth quarter of 2019 compared to 3.43% for the fourth quarter of 2018. For the year ended December 31, 2019, core net interest margin was 3.57% compared to 3.54% for the year ended December 31, 2018. (See the “Non-GAAP Reconciliation of Net Interest Margin” table on page 5 for the definition of core net interest margin.)

•
Return on average equity was 11.26% for the fourth quarter of 2019 compared to 10.73% for the fourth quarter of 2018. Return on average equity was 10.98% for the year ended December 31, 2019 compared to 11.22% for the year ended December 31, 2018.

•
Core return on average equity for the fourth quarter of 2019 was 11.25% compared to 11.26% for the fourth quarter of 2018. Core return on average equity was 11.66% for the year ended December 31, 2019 compared to 11.34% for the year ended December 31, 2018. (See the “Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity” table on page 11 for the description of core return on average assets.)

•
Horizon’s tangible book value per share increased to $10.63 at December 31, 2019 compared to $10.31 and $9.43 at September 30, 2019 and December 31, 2018, respectively. This represents the highest tangible book value per share in the Company’s history. (See the “Non-GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share” table on page 10 for a reconciliation of tangible book value to its most comparable GAAP measure.)

•
On July 16, 2019, Horizon’s Board of Directors authorized a stock repurchase program for up to 2,250,000 shares of Horizon’s issued and outstanding common stock, no par value. As of December 31, 2019, Horizon had repurchased a total of 99,407 shares at an average price per share of $16.04.

Craig Dwight, Chairman and CEO of Horizon, commented:  “I am pleased to announce another record year of earnings for Horizon. The 2019 results are attributed to the hard work and dedication of our entire team and their focus on the customer and executing a smooth integration of Salin Bancshares, Inc. and its wholly owned subsidiary Salin Bank and Trust Company (“Salin Bank”). As a result of this acquisition and organic growth, Horizon’s operational leverage and efficiency ratio continued to exhibit improvement, which is evidence that our mass and scale strategy is working.”

Dwight added, “At December 31, 2019, Horizon’s total assets were $5.2 billion, which is an increase of $997.7 million when compared to year-end 2018. In addition to the loans acquired from Salin Bank during the first quarter of 2019, which totaled approximately $568.9 million, Horizon continued to experience loan growth of $153.3 million from our key growth markets in Indiana and Michigan.”

Dwight concluded, “The improvement in Horizon’s core efficiency ratio demonstrates our ability to gain operational leverage through an increase in mass and scale. Horizon’s adjusted efficiency ratio, excluding merger expenses, gain/loss on sale of investment securities and death benefit on bank owned life insurance, decreased to 57.23% for the year ended December 31, 2019 from 60.28% for the same prior year period. Along with an improved adjusted efficiency ratio, Horizon has also experienced a decrease in non-interest expense, excluding merger expenses, as a percentage of average assets from 2.51% for the year ended December 31, 2018 to 2.36% for the year ended December 31, 2019, a 15 basis point improvement. Horizon improved branch efficiencies during 2019 by closing four full-service branches and one loan production office, and consolidating five full-service branches acquired from Salin.”

Pg. 3 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Income Statement Highlights

Net income for the fourth quarter of 2019 was $18.5 million, or $0.41 diluted earnings per share, compared to $20.5 million, or $0.46 diluted earnings per share, for the third quarter of 2019 and $13.1 million, or $0.34 diluted earnings per share, for the fourth quarter of 2018. Excluding acquisition-related expenses, gain (loss) on sale of investment securities and death benefit on bank owned life insurance (“core net income”), core net income for the fourth quarter of 2019 was $18.5 million, or $0.41 diluted earnings per share, compared to $20.3 million, or $0.45 diluted earnings per share, for the third quarter of 2019 and $13.8 million, or $0.36 diluted earnings per share, for the fourth quarter of 2018.

The decrease in net income and diluted earnings per share from the third quarter of 2019 to the fourth quarter of 2019 reflects a decrease in net interest income of $1.9 million primarily due to $697,000 less in acquisition-related purchase accounting adjustments, $783,000 lower commercial loan fees and the reduction in the net interest margin. Non-interest expense increased $590,000 during the fourth quarter of 2019 as a result of the reversal of previously recorded FDIC insurance expense during the third quarter of $273,000 and an increase in other losses due to write-downs of other real estate owned properties on closed offices or vacant land acquired for future expansion during the fourth quarter totaling $222,000. Offsetting these decreases was an increase in non-interest income of $420,000, in addition to decreases in provision for loan losses of $36,000 and income tax expense of $84,000.

The increase in net income from the fourth quarter of 2018 when compared to the same period of 2019 reflects increases in net interest income of $7.7 million and non-interest income of $3.5 million, in addition to a decrease in provision for loan losses of $188,000, offset by increases in non-interest expense of $4.5 million and income tax expense of $1.4 million due to overall company growth and the Salin acquisition.

Net income for the year ended December 31, 2019 was $66.5 million, or $1.53 diluted earnings per share, compared to $53.1 million, or $1.38 diluted earnings per share, for the year ended December 31, 2018. Core net income for the year ended December 31, 2019 was $70.7 million, or $1.63 diluted earnings per share, compared to $53.7 million, or $1.40 diluted earnings per share, for the year ended December 31, 2018. This represents a 16.4% increase in core diluted earnings per share for the year ended December 31, 2019 compared to the same period in 2018 due to overall company growth, gained efficiencies and the Salin acquisition.

The increase in net income when comparing the year ended December 31, 2019 to the prior year period reflects increases in net interest income of $26.2 million and non-interest income of $8.6 million, in addition to a decrease in provision for loan losses of $930,000, offset by increases in non-interest expense of $19.5 million and income tax expense of $2.9 million.

Pg. 4 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands, Except per Share Data, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31	December 31
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Income
Net income as reported	$18,543	$20,537	$13,133	$66,538	$53,117
Merger expenses	-	-	487	5,650	487
Tax effect	-	-	(102)	(987)	(102)
Net income excluding merger expenses	18,543	20,537	13,518	71,201	53,502
(Gain)/loss on sale of investment securities	(10)	-	332	75	443
Tax effect	2	-	(70)	(16)	(93)
Net income excluding loss on sale of investment securities	18,535	20,537	13,780	71,260	53,852
Death benefit on bank owned life insurance (“BOLI”)	-	(213)	-	(580)	(154)
Net income excluding death benefit on BOLI	18,535	20,324	13,780	70,680	53,698
Core Net Income	$18,535	$20,324	$13,780	$70,680	$53,698

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share (“EPS”) as reported	$0.41	$0.46	$0.34	$1.53	$1.38
Merger expenses	-	-	0.01	0.13	0.01
Tax effect	-	-	-	(0.02)	-
Diluted EPS excluding merger expenses	0.41	0.46	0.35	1.64	1.39
(Gain)/loss on sale of investment securities	-	-	0.01	-	0.01
Tax effect	-	-	-	-	-
Diluted EPS excluding loss on sale of investment securities	0.41	0.46	0.36	1.64	1.40
Death benefit on BOLI	-	(0.01)	-	(0.01)	-
Diluted EPS excluding death benefit on BOLI	0.41	0.45	0.36	1.63	1.40
Core Diluted EPS	$0.41	$0.45	$0.36	$1.63	$1.40

Horizon’s net interest margin decreased to 3.58% for the fourth quarter of 2019 when compared to 3.82% for the third quarter of 2019. The decrease in net interest margin reflects a decrease in commercial loan fees of $783,000 and a decrease of $697,000 in acquisition-related purchase accounting adjustments when compared to the third quarter of 2019. The cost of interest-bearing liabilities decreased by 11 basis points as the cost of deposits, borrowings and subordinated debentures all decreased when compared to the third quarter of 2019. Deposit pricing continues to reduce within the markets we serve in alignment with the recent decline in general market short-term interest rates.

Net interest margin decreased to 3.58% for the fourth quarter of 2019 when compared to 3.60% for the fourth quarter of 2018. The decrease in net interest margin was due to a decrease in yield on interest-earning assets, offset by a decrease in the cost of interest-bearing liabilities. Interest income from acquisition-related purchase accounting adjustments was $587,000 lower for the fourth quarter of 2019 when compared to the same prior year period. The rate on interest-bearing liabilities decreased due to lower rates on borrowings and subordinated debentures, partially offset by higher rates on interest-bearing deposits.

Net interest margin decreased to 3.69% for the year ended December 31, 2019 when compared to 3.71% for the year ended December 31, 2018. The lower net interest margin for 2019 reflects an increase in the cost of interest-bearing liabilities of 28 basis points due to an increase in the cost of interest-bearing deposits and borrowings. The increase in the cost of interest-bearing liabilities was offset by an increase in the yield of interest-earning assets.

Pg. 5 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Net interest margin, excluding acquisition-related purchase accounting adjustments (“core net interest margin”), was 3.49% for the fourth quarter of 2019 compared to 3.67% for the prior quarter and 3.43% for the fourth quarter of 2018. Interest income from acquisition-related purchase accounting adjustments was $1.0 million, $1.7 million and $1.6 million for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31	December 31
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Net Interest Margin
Net interest income as reported	$41,519	$43,463	$33,836	$160,791	$134,569
Average interest-earning assets	4,748,217	4,623,985	3,808,822	4,470,450	3,697,938
Net interest income as a percentage of average interest-earning assets (“Net Interest Margin”)	3.58%	3.82%	3.60%	3.69%	3.71%
Acquisition-related purchase accounting adjustments (“PAUs”)	$(1,042)	$(1,739)	$(1,629)	$(5,590)	$(6,089)
Core net interest income	$40,477	$41,724	$32,207	$155,201	$128,480
Core net interest margin	3.49%	3.67%	3.43%	3.57%	3.54%

Lending Activity

Total loans increased $626.6 million from $3.014 billion as of December 31, 2018 to $3.641 billion as of December 31, 2019. Excluding acquired loans, total loans increased $57.6 million during 2019 as consumer loans increased by $34.6 million and mortgage warehouse loans increased by $76.2 million, offset by a decrease in commercial loans of $27.7 million and residential mortgage loans of $28.4 million.

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	December 31 2019	December 31 2018	Amount Change	Acquired Loans	Amount Change	Percent Change
Commercial	$2,046,651	$1,721,590	$325,061	$(352,798)	$(27,737)	-1.6%
Residential mortgage	770,717	668,141	102,576	(131,008)	(28,432)	-4.3%
Consumer	669,180	549,481	119,699	(85,112)	34,587	6.3%
Subtotal	3,486,548	2,939,212	547,336	(568,918)	(21,582)	-0.7%
Held for sale loans	4,088	1,038	3,050	-	3,050	293.8%
Mortgage warehouse loans	150,293	74,120	76,173	-	76,173	102.8%
Total loans	$3,640,929	$3,014,370	$626,559	$(568,918)	$57,641	1.9%

Pg. 6 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

During 2019, Horizon Bank (the “Bank”) originated approximately $380.0 million of commercial loans, which is an 11% increase compared to the same period in 2018; however, only 57.9%, or $220.1 million, of these loan originations had been funded as of December 31, 2019. These originations were offset by commercial loan payoffs totaling approximately $315.5 million during 2019, which is a 73.6% increase in payoffs compared to the same period in 2018, as there was an increase in clients moving projects that had reached stabilization into the long-term, fixed rate conduit financing market and properties being sold. During 2018, the Bank originated approximately $337.0 million of commercial loans; however, only 58.2%, or $196.0 million, of these loan originations had been funded as of December 31, 2018. These originations were offset by commercial loan payoffs totaling approximately $181.7 million during 2018.

Residential mortgage lending activity for the three months ended December 31, 2019 generated $3.1 million in income from the gain on sale of mortgage loans, an increase of $417,000 from the third quarter of 2019 and $1.7 million from the fourth quarter of 2018. Total origination volume for the fourth quarter of 2019, including loans placed into portfolio, totaled $114.0 million, representing a decrease of 5.9% from the third quarter of 2019 and an increase of 35.8% from the fourth quarter of 2018. Total origination volume for the fourth quarter of 2019 of loans sold to the secondary market totaled $83.6 million, representing a decrease of 12.1% from the third quarter of 2019 and an increase of 95.5% from the fourth quarter of 2018.

Revenue derived from Horizon’s residential mortgage and warehouse lending activities was 6.4% of Horizon’s total revenue for the year ended December 31, 2019, which is comparable to the same prior year period.

The provision for loan losses totaled $340,000 for the fourth quarter of 2019 compared to $376,000 for the third quarter of 2019 and $528,000 for the fourth quarter of 2018.

The provision for loan losses totaled $2.0 million for the year ended December 31, 2019 compared to $2.9 million for the same period in 2018.

The ratio of the allowance for loan losses to total loans decreased to 0.49% as of December 31, 2019 from 0.59% at December 31, 2018. The decrease in the ratio of the allowance for loan losses to total loans is primarily due to increased loan balances from the Salin acquisition. The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.61% as of December 31, 2019 compared to 0.72% as of December 31, 2018. Loan loss reserves plus credit-related loan discounts on acquired loans as a percentage of total loans was 1.04% as of December 31, 2019 compared to 0.98% as of December 31, 2018.

Pg. 7 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Non-GAAP Allowance for Loan and Lease Loss Detail
As of December 31, 2019
(Dollars in Thousands, Unaudited)
	Loan Balance	Allowance for Loan Losses (ALLL)	Acquired Loan Discount	ALLL + Acquired Loan Discount	Loans, net	ALLL/ Loan Balance	Acquired Loan Discount/ Loan Balance	ALLL+ Acquired Loan Discount/ Loan Balance
Horizon Legacy	$2,881,650	$17,534	N/A	$17,534	$2,864,116	0.61%	0.00%	0.61%
Heartland	4,863	-	549	549	4,314	0.00%	11.29%	11.29%
Summit	14,309	-	835	835	13,474	0.00%	5.84%	5.84%
Peoples	66,983	-	1,550	1,550	65,433	0.00%	2.31%	2.31%
Kosciusko	28,249	-	417	417	27,832	0.00%	1.48%	1.48%
LaPorte	62,580	-	2,229	2,229	60,351	0.00%	3.56%	3.56%
CNB	3,210	-	78	78	3,132	0.00%	2.43%	2.43%
Lafayette	57,003	-	496	496	56,507	0.00%	0.87%	0.87%
Wolverine	120,654	-	699	699	119,955	0.00%	0.58%	0.58%
Salin	401,428	133	13,375	13,508	387,920	0.03%	3.33%	3.36%
Total	$3,640,929	$17,667	$20,228	$37,895	$3,603,034	0.49%	0.56%	1.04%

As of December 31, 2019, non-performing loans totaled $21.2 million, which reflects a three basis point increase in non-performing loans to total loans, or a $6.0 million increase from $15.2 million in non-performing loans as of December 31, 2018. Compared to December 31, 2018, non-performing commercial loans increased by $444,000, non-performing real estate loans increased by $4.9 million and non-performing consumer loans increased by $689,000. Other real estate owned and repossessed assets totaled $3.7 million as of December 31, 2019, which is an increase of $1.7 million from December 31, 2018. The majority of this increase was due to other real estate owned properties acquired in the Salin transaction, including the closed branches, totaling $1.7 million.

Expense Management

Total non-interest expense was $590,000 higher in the fourth quarter of 2019 when compared to the third quarter of 2019. Other losses increased $287,000 primarily due to write-downs of other real estate owned properties during the fourth quarter totaling $222,000. Loan expense and professional fees increased $240,000 and $185,000, respectively, during the fourth quarter of 2019. In addition, the reversal of previously recorded FDIC insurance expense during the third quarter resulted in an increase to total non-interest expense of $273,000 during the fourth quarter. The Bank received assessment credits during the third quarter of 2019 as the FDIC reserve is currently overfunded. Offsetting these increases were decreases in other expense of $221,000 and in other services and consultants of $137,000.

Pg. 8 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

	Three Months Ended
	December 31			September 30
	2019			2019			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,841	$-	$16,841	$16,948	$-	$16,948	$(107)	-0.6%
Net occupancy expenses	3,106	-	3,106	3,131	-	3,131	(25)	-0.8%
Data processing	2,235	-	2,235	2,140	-	2,140	95	4.4%
Professional fees	520	-	520	335	-	335	185	55.2%
Outside services and consultants	1,415	-	1,415	1,552	-	1,552	(137)	-8.8%
Loan expense	2,438	-	2,438	2,198	-	2,198	240	10.9%
FDIC deposit insurance	-	-	-	(273)	-	(273)	273	-100.0%
Other losses	377	-	377	90	-	90	287	318.9%
Other expense	3,718	-	3,718	3,939	-	3,939	(221)	-5.6%
Total non-interest expense	$30,650	$-	$30,650	$30,060	$-	$30,060	$590	2.0%
Annualized Non-interest Exp. to Avg. Assets	2.32%		2.32%	2.34%		2.34%

Total non-interest expense was $4.5 million higher during the fourth quarter of 2019 compared to the same period of 2018. Salaries and employee benefits, net occupancy expense, loan expense, data processing, other expense and other losses increased $2.7 million, $605,000, $601,000, $481,000, $421,000 and $288,000, respectively. These increases were offset by a decrease of $393,000 in FDIC insurance and $121,000 in outside services and consultants. FDIC insurance decreased due to assessment credits the Bank received during the third quarter of 2019 as the FDIC reserve is currently overfunded. Excluding merger expenses, total non-interest expense increased $5.0 million during the fourth quarter of 2019 when compared to the same period of 2018.

	Three Months Ended
	December 31			December 31
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$16,841	$-	$16,841	$14,098	$-	$14,098	$2,743	19.5%
Net occupancy expenses	3,106	-	3,106	2,501	-	2,501	605	24.2%
Data processing	2,235	-	2,235	1,754	-	1,754	481	27.4%
Professional fees	520	-	520	612	(219)	393	127	32.3%
Outside services and consultants	1,415	-	1,415	1,536	(252)	1,284	131	10.2%
Loan expense	2,438	-	2,438	1,837	-	1,837	601	32.7%
FDIC deposit insurance	-	-	-	393	-	393	(393)	-100.0%
Other losses	377	-	377	89	-	89	288	323.6%
Other expense	3,718	-	3,718	3,297	(16)	3,281	437	13.3%
Total non-interest expense	$30,650	$-	$30,650	$26,117	$(487)	$25,630	$5,020	19.6%
Annualized Non-interest Exp. to Avg. Assets	2.32%		2.32%	2.48%		2.43%

Total non-interest expense was $19.5 million higher during the year ended December 31, 2019 when compared to the same period of 2018. Salaries and employee benefits, other expense, outside services and consultants, loan expense, net occupancy and data processing increased $8.6 million, $3.5 million, $2.9 million, $2.3 million, $1.7 million and $1.7 million, respectively. Offsetting these increases was a decrease in FDIC insurance of $1.2 million. FDIC insurance decreased due to the assessment credits the Bank received during the third quarter of 2019 as the FDIC reserve is currently overfunded. Excluding merger expenses, total non-interest expense increased $14.4 million during the year ended December 31, 2019 when compared to the same period of 2018.

Pg. 9 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

	Twelve Months Ended
	December 31			December 31
	2019			2018			Adjusted
Non-interest Expense	Actual	Merger Expenses	Adjusted	Actual	Merger Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$65,206	$(484)	$64,722	$56,623	$-	$56,623	$8,099	14.3%
Net occupancy expenses	12,157	(75)	12,082	10,482	-	10,482	1,600	15.3%
Data processing	8,480	(360)	8,120	6,816	-	6,816	1,304	19.1%
Professional fees	1,946	(392)	1,554	1,926	(219)	1,707	(153)	-9.0%
Outside services and consultants	8,152	(2,466)	5,686	5,271	(252)	5,019	667	13.3%
Loan expense	8,633	(2)	8,631	6,341	-	6,341	2,290	36.1%
FDIC deposit insurance	252	-	252	1,444	-	1,444	(1,192)	-82.5%
Other losses	740	(71)	669	665	-	665	4	0.6%
Other expense	16,466	(1,800)	14,666	12,948	(16)	12,932	1,734	13.4%
Total non-interest expense	$122,032	$(5,650)	$116,382	$102,516	$(487)	$102,029	$14,353	14.1%
Annualized Non-interest Exp. to Avg. Assets	2.47%		2.36%	2.52%		2.51%

Annualized non-interest expense as a percent of average assets were 2.32%, 2.34% and 2.48% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets continue to decline and were 2.32%, 2.34% and 2.43% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.

Annualized non-interest expense as a percent of average assets were 2.47% and 2.52% for the years ended December 31, 2019 and 2018, respectively. Annualized non-interest expense, excluding merger expenses, as a percent of average assets were 2.36% and 2.51% for the years ended December 31, 2019 and 2018, respectively. Management believes that Horizon’s strategy to build mass and scale continues to prove effective for expense management.

Income tax expense totaled $3.9 million for the fourth quarter of 2019, a decrease of $84,000 when compared to the third quarter of 2019 and an increase of $1.4 million when compared to the fourth quarter of 2018. The decrease in income tax expense from the third quarter of 2019 was primarily due to a decrease in income before income taxes of $2.1 million when compared to the fourth quarter of 2019. The increase in income tax expense from the fourth quarter of 2018 was primarily due to an increase in income before income taxes of $6.8 million fourth quarter of 2019.

Income tax expense totaled $13.3 million for the year ended December 31, 2019, an increase of $2.9 million when compared to the same period of 2018. The increase in income tax expense from the year ended December 31, 2018 was primarily due to an increase in income before income taxes of $16.3 million when compared to the same period of 2019.

Pg. 10 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, net interest margin, total loans and loan growth, the allowance for loan and lease losses, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets and the return on average equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them. We believe that this shows the impact of such events as acquisition-related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2019	2019	2019	2019	2018
Total stockholders’ equity	$656,023	$642,711	$626,461	$609,468	$491,992
Less: Intangible assets	177,917	178,896	179,776	176,864	130,270
Total tangible stockholders’ equity	$478,106	$463,815	$446,685	$432,604	$361,722

Common shares outstanding	44,975,771	44,969,021	45,061,372	45,052,747	38,375,407

Tangible book value per common share	$10.63	$10.31	$9.91	$9.60	$9.43

Non-GAAP Calculation and Reconciliation of Efficiency Ratio and Core Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31	December 31
	2019	2019	2018	2019	2018
Non-GAAP Calculation of Efficiency Ratio
Non-interest expense as reported	$30,650	$30,060	$26,117	$122,032	$102,516
Net interest income as reported	41,519	43,463	33,836	160,791	134,569
Non-interest income as reported	11,934	11,514	8,477	43,058	34,413
Non-interest expense/(Net interest income + Non-interest income) (“Efficiency Ratio”)	57.34%	54.68%	61.72%	59.86%	60.67%

Non-GAAP Reconciliation of Core Efficiency Ratio
Non-interest expense as reported	$30,650	$30,060	$26,117	$122,032	$102,516
Merger expenses	-	-	(487)	(5,650)	(487)
Non-interest expense excluding merger expenses	30,650	30,060	25,630	116,382	102,029
Net interest income as reported	41,519	43,463	33,836	160,791	134,569
Non-interest income as reported	11,934	11,514	8,477	43,058	34,413
(Gain)/loss on sale of investment securities	(10)	-	332	75	443
Death benefit on bank owned life insurance (“BOLI”)	-	(213)	-	(580)	(154)
Non-interest income excluding loss on sale of investment securities and death benefit on BOLI	11,924	11,301	8,809	42,553	34,702

Core efficiency ratio	57.35%	54.89%	60.10%	57.23%	60.28%

Pg. 11 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Non-GAAP Reconciliation of Return on Average Assets and Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31	December 31	December 31
	2019	2019	2018	2019	2018
Non-GAAP Reconciliation of Return on Average Assets
Average assets	$5,250,574	$5,107,259	$4,179,140	$4,933,058	$4,062,635
Return on average assets (“ROAA”) as reported	1.40%	1.60%	1.25%	1.35%	1.31%
Merger expenses	0.00%	0.00%	0.05%	0.11%	0.01%
Tax effect	0.00%	0.00%	-0.01%	-0.02%	0.00%
ROAA excluding merger expenses	1.40%	1.60%	1.29%	1.44%	1.32%
(Gain)/loss on sale of investment securities	0.00%	0.00%	0.03%	0.00%	0.01%
Tax effect	0.00%	0.00%	-0.01%	0.00%	0.00%
ROAA excluding loss on sale of investment securities	1.40%	1.60%	1.31%	1.44%	1.33%
Death benefit on bank owned life insurance (“BOLI”)	0.00%	-0.02%	0.00%	-0.01%	0.00%
ROAA excluding death benefit on BOLI	1.40%	1.58%	1.31%	1.43%	1.33%
Core ROAA	1.40%	1.58%	1.31%	1.43%	1.33%

Non-GAAP Reconciliation of Return on Average Common Equity
Average Common Equity	$653,071	$640,770	$485,662	$605,719	$473,420
Return on average common equity (“ROACE”) as reported	11.26%	12.72%	10.73%	10.98%	11.22%
Merger expenses	0.00%	0.00%	0.40%	0.93%	0.10%
Tax effect	0.00%	0.00%	-0.08%	-0.16%	-0.02%
ROACE excluding merger expenses	11.26%	12.72%	11.05%	11.75%	11.30%
(Gain)/loss on sale of investment securities	-0.01%	0.00%	0.27%	0.01%	0.09%
Tax effect	0.00%	0.00%	-0.06%	0.00%	-0.02%
ROACE excluding loss on sale of investment securities	11.25%	12.72%	11.26%	11.76%	11.37%
Death benefit on bank owned life insurance (“BOLI”)	0.00%	-0.13%	0.00%	-0.10%	-0.03%
ROACE excluding death benefit on BOLI	11.25%	12.59%	11.26%	11.66%	11.34%
Core ROACE	11.25%	12.59%	11.26%	11.66%	11.34%

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. is an independent, commercial bank holding company serving northern and central Indiana, and southern and central Michigan through its commercial banking subsidiary, Horizon Bank. Horizon may be reached online at www.horizonbank.com. Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Pg. 12 cont. Horizon Bancorp, Inc. Announces Record Earnings for 2019

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp, Inc.
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2019	2019	2019	2019	2018
Balance sheet:
Total assets	$5,244,363	$5,186,714	$5,098,682	$5,051,639	$4,246,688
Investment securities	1,048,978	977,536	887,187	893,469	810,460
Commercial loans	2,046,651	2,046,165	2,062,623	2,089,579	1,721,590
Mortgage warehouse loans	150,293	155,631	133,428	71,944	74,120
Residential mortgage loans	770,717	796,497	814,065	819,824	668,141
Consumer loans	669,180	668,332	654,552	639,710	549,481
Earning assets	4,712,354	4,667,668	4,577,487	4,538,952	3,842,903
Non-interest bearing deposit accounts	709,760	756,707	810,350	811,768	642,129
Interest bearing transaction accounts	2,245,631	2,173,100	2,153,189	2,115,847	1,684,336
Time deposits	975,611	986,150	967,236	960,408	812,911
Borrowings	549,741	516,591	436,233	457,788	550,384
Subordinated debentures	56,311	56,250	56,194	55,310	37,837
Total stockholders’ equity	656,023	642,711	626,461	609,468	491,992

	Three Months Ended
Income statement:
Net interest income	$41,519	$43,463	$41,529	$34,280	$33,836
Provision for loan losses	340	376	896	364	528
Non-interest income	11,934	11,514	10,898	8,712	8,477
Non-interest expense	30,650	30,060	31,584	29,738	26,117
Income tax expense	3,920	4,004	3,305	2,074	2,535
Net income	$18,543	$20,537	$16,642	$10,816	$13,133

Per share data: (1)
Basic earnings per share	$0.41	$0.46	$0.37	$0.28	$0.34
Diluted earnings per share	0.41	0.46	0.37	0.28	0.34
Cash dividends declared per common share	0.12	0.12	0.12	0.10	0.10
Book value per common share	14.59	14.29	13.90	13.53	12.82
Tangible book value per common share	10.63	10.31	9.91	9.60	9.43
Market value - high	19.42	17.77	17.13	17.82	19.40
Market value - low	$16.60	$15.93	$15.51	$15.50	$14.94
Weighted average shares outstanding - Basic	44,971,676	45,038,021	45,055,117	38,822,543	38,367,972
Weighted average shares outstanding - Diluted	45,103,065	45,113,730	45,130,408	38,906,172	38,488,002

Key ratios:
Return on average assets	1.40%	1.60%	1.32%	1.02%	1.25%
Return on average common stockholders’ equity	11.26	12.72	10.73	8.66	10.73
Net interest margin	3.58	3.82	3.73	3.62	3.60
Loan loss reserve to total loans	0.49	0.49	0.50	0.49	0.59
Average equity to average assets	12.44	12.55	12.32	11.76	11.62
Bank only capital ratios:
Tier 1 capital to average assets	9.49	9.35	9.52	10.99	9.34
Tier 1 capital to risk weighted assets	12.20	11.62	11.76	11.84	11.87
Total capital to risk weighted assets	12.65	12.08	12.23	12.30	12.43

Loan data:
Substandard loans	$58,670	$62,130	$47,764	$41,728	$38,775
30 to 89 days delinquent	7,729	10,204	9,633	9,980	7,161

90 days and greater delinquent - accruing interest	146	34	391	192	568
Trouble debt restructures - accruing interest	3,354	3,491	2,198	2,532	2,002
Trouble debt restructures - non-accrual	2,006	1,807	1,576	1,349	1,057
Non-accrual loans	15,679	13,823	14,764	15,313	11,548
Total non-performing loans	$21,185	$19,155	$18,929	$19,386	$15,175
Non-performing loans to total loans	0.58%	0.52%	0.52%	0.54%	0.50%

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	2019	2018
Balance sheet:
Total assets	$5,244,363	$4,246,688
Investment securities	1,048,978	810,460
Commercial loans	2,046,651	1,721,590
Mortgage warehouse loans	150,293	74,120
Residential mortgage loans	770,717	668,141
Consumer loans	669,180	549,481
Earning assets	4,712,354	3,842,903
Non-interest bearing deposit accounts	709,760	642,129
Interest bearing transaction accounts	2,245,631	1,684,336
Time deposits	975,611	812,911
Borrowings	549,741	550,384
Subordinated debentures	56,311	37,837
Total stockholders’ equity	656,023	491,992

	Twelve Months Ended
Income statement:
Net interest income	$160,791	$134,569
Provision for loan losses	1,976	2,906
Non-interest income	43,058	34,413
Non-interest expense	122,032	102,516
Income tax expense	13,303	10,443
Net income	$66,538	$53,117

Per share data: (1)
Basic earnings per share	$1.53	$1.39
Diluted earnings per share	1.53	1.38
Cash dividends declared per common share	0.46	0.40
Book value per common share	14.59	12.82
Tangible book value per common share	10.63	9.43
Market value - high	19.42	21.94
Market value - low	$15.50	$14.94
Weighted average shares outstanding - Basic	43,493,316	38,347,059
Weighted average shares outstanding - Diluted	43,598,373	38,495,231

Key ratios:
Return on average assets	1.35%	1.31%
Return on average common stockholders’ equity	10.98	11.22
Net interest margin	3.69	3.71
Loan loss reserve to total loans	0.49	0.59
Average equity to average assets	12.28	11.65
Bank only capital ratios:
Tier 1 capital to average assets	9.49	9.34
Tier 1 capital to risk weighted assets	12.20	11.87
Total capital to risk weighted assets	12.65	12.43

Loan data:
Substandard loans	$58,670	$38,775
30 to 89 days delinquent	7,729	7,161

90 days and greater delinquent - accruing interest	146	568
Trouble debt restructures - accruing interest	3,354	2,002
Trouble debt restructures - non-accrual	2,006	1,057
Non-accrual loans	15,679	11,548
Total non-performing loans	$21,185	$15,175
Non-performing loans to total loans	0.58%	0.50%

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	December 31	September 30	June 30	March 31	December 31
	2019	2019	2019	2019	2018
Commercial	$11,996	$12,082	$11,881	$11,556	$10,495
Real estate	923	1,449	1,732	1,588	1,676
Mortgage warehousing	1,077	1,041	1,040	1,014	1,006
Consumer	3,671	3,384	3,652	3,663	4,643
Total	$17,667	$17,956	$18,305	$17,821	$17,820

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three Months Ended
	December 31 2019	September 30 2019	June 30 2019	March 31 2019	December 31 2018
Commercial	$146	$192	$265	$61	$196
Real estate	40	(7)	41	(27)	47
Mortgage warehousing	-	-	-	-	-
Consumer	443	540	106	329	263
Total	$629	$725	$412	$363	$506
Percent of net charge-offs to average loans outstanding for the period	0.02%	0.02%	0.01%	0.01%	0.02%

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	December 31 2019	September 30 2019	June 30 2019	March 31 2019	December 31 2018
Commercial	$7,347	$8,193	$8,697	$9,750	$6,903
Real estate	9,884	7,212	6,444	5,995	5,007
Mortgage warehousing	-	-	-	-	-
Consumer	3,954	3,750	3,788	3,641	3,265
Total	$21,185	$19,155	$18,929	$19,386	$15,175
Non-performing loans to total loans	0.58%	0.52%	0.52%	0.54%	0.55%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31 2019	September 30 209	June 30 2019	March 31 2019	December 31 2018
Commercial	$3,698	$3,972	$3,694	$3,496	$1,967
Real estate	28	48	113	126	60
Mortgage warehousing	-	-	-	-	-
Consumer	-	24	48	30	48
Total	$3,726	$4,044	$3,855	$3,652	$2,075

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$40,657	$172	1.68%	$10,093	$62	2.44%
Interest-earning deposits	12,665	58	1.82%	21,763	93	1.70%
Investment securities - taxable	491,160	2,824	2.28%	432,620	2,734	2.51%
Investment securities - non-taxable(1)	545,832	3,575	3.26%	364,236	2,324	3.20%
Loans receivable(2)(3)	3,657,903	46,769	5.10%	2,980,110	38,517	5.14%
Total interest-earning assets(1)	4,748,217	53,398	4.57%	3,808,822	43,730	4.63%

Non-interest-earning assets
Cash and due from banks	75,248			44,732
Allowance for loan losses	(17,916)			(17,792)
Other assets	445,025			343,378

Total average assets	$5,250,574			$4,179,140

Liabilities and Stockholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,255,725	$8,767	1.07%	$2,526,209	$6,411	1.01%
Borrowings	484,729	2,281	1.87%	458,485	2,882	2.49%
Subordinated debentures	54,489	831	6.05%	36,616	601	6.51%
Total interest-bearing liabilities	3,794,943	11,879	1.24%	3,021,310	9,894	1.30%

Non-interest-bearing liabilities
Demand deposits	747,513			656,114
Accrued interest payable and other liabilities	55,047			16,054
Stockholders’ equity	653,071			485,662

Total average liabilities and stockholders’ equity	$5,250,574			$4,179,140

Net interest income/spread		$41,519	3.33%		$33,836	3.33%
Net interest income as a percent of averageinterest-earning assets(1)			3.58%			3.60%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2019			December 31, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest-earning assets
Federal funds sold	$21,301	$511	2.40%	$4,696	$115	2.45%
Interest-earning deposits	19,601	342	1.74%	24,491	393	1.60%
Investment securities - taxable	474,833	11,753	2.48%	431,970	10,113	2.34%
Investment securities - non-taxable(1)	454,066	12,095	3.34%	326,040	8,069	3.13%
Loans receivable(2)(3)	3,500,649	183,631	5.27%	2,910,741	147,478	5.08%
Total interest-earning assets(1)	4,470,450	208,332	4.75%	3,697,938	166,168	4.56%

Non-interest-earning assets
Cash and due from banks	62,920			44,645
Allowance for loan losses	(18,019)			(16,964)
Other assets	417,707			337,016

Total average assets	$4,933,058			$4,062,635

Liabilities and Stockholders’ Equity
Interest-bearing liabilities
Interest-bearing deposits	$3,007,937	$33,690	1.12%	$2,418,987	$18,225	0.75%
Borrowings	468,159	10,672	2.28%	492,830	11,009	2.23%
Subordinated debentures	50,134	3,179	6.34%	36,547	2,365	6.47%
Total interest-bearing liabilities	3,526,230	47,541	1.35%	2,948,364	31,599	1.07%

Non-interest-bearing liabilities
Demand deposits	757,389			624,576
Accrued interest payable and other liabilities	43,720			16,275
Stockholders’ equity	605,719			473,420

Total average liabilities and stockholders’ equity	$4,933,058			$4,062,635

Net interest income/spread		$160,791	3.40%		$134,569	3.49%
Net interest income as a percent of average interest-earning assets(1)			3.69%			3.71%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)
Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

HORIZON BANCORP, INC.
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	December 31	December 31
	2019	2018
Assets
Cash and due from banks	$98,831	$58,492
Interest-earning time deposits	8,455	15,744
Investment securities, available for sale	841,079	600,348
Investment securities, held to maturity (fair value of $215,147 and $208,273)	207,899	210,112
Loans held for sale	4,088	1,038
Loans, net of allowance for loan losses of $17,667 and $17,820	3,619,174	2,995,512
Premises and equipment, net	92,209	74,331
Federal Home Loan Bank stock	22,447	18,073
Goodwill	151,238	119,880
Other intangible assets	26,679	10,390
Interest receivable	18,828	14,239
Cash value of life insurance	95,577	88,062
Other assets	57,859	40,467
Total assets	$5,244,363	$4,246,688
Liabilities
Deposits
Non-interest bearing	$709,760	$642,129
Interest bearing	3,221,242	2,497,247
Total deposits	3,931,002	3,139,376
Borrowings	549,741	550,384
Subordinated debentures	56,311	37,837
Interest payable	3,062	2,031
Other liabilities	48,224	25,068
Total liabilities	4,588,340	3,754,696
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	-	-
Common stock, no par value, Authorized 99,000,000 shares
Issued 45,000,840 and 38,400,476 shares, Outstanding 44,975,771 and 38,375,407 shares	-	-
Additional paid-in capital	379,853	276,101
Retained earnings	269,738	224,035
Accumulated other comprehensive income (loss)	6,432	(8,144)
Total stockholders’ equity	656,023	491,992
Total liabilities and stockholders’ equity	$5,244,363	$4,246,688

(1) Adjusted for 3:2 stock split on June 15, 2018

HORIZON BANCORP, INC.
Condensed Consolidated Statements of Income
(Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2019	2018	2019	2018
Interest Income
Loans receivable	$46,769	$38,517	$183,631	$147,478
Investment securities
Taxable	3,054	2,889	12,606	10,621
Tax exempt	3,575	2,324	12,095	8,069
Total interest income	53,398	43,730	208,332	166,168
Interest Expense
Deposits	8,767	6,411	33,690	18,225
Borrowed funds	2,281	2,882	10,672	11,009
Subordinated debentures	831	601	3,179	2,365
Total interest expense	11,879	9,894	47,541	31,599
Net Interest Income	41,519	33,836	160,791	134,569
Provision for loan losses	340	528	1,976	2,906
Net Interest Income after Provision for Loan Losses	41,179	33,308	158,815	131,663
Non-interest Income
Service charges on deposit accounts	2,766	1,958	9,959	7,762
Wire transfer fees	179	122	653	612
Interchange fees	1,996	1,422	7,655	5,715
Fiduciary activities	2,594	2,229	8,580	7,827
Gains (losses) on sale of investment securities (includes $10 and $(332) for the three months ended December 31, 2019 and 2018, respectively, and $(75) and $(443) for the twelve months ended December 31, 2019 and 2018, respectively, related to accumulated other comprehensive earnings reclassifications)	10	(332)	(75)	(443)
Gain on sale of mortgage loans	3,119	1,455	9,208	6,613
Mortgage servicing income net of impairment	294	697	1,914	2,120
Increase in cash value of bank owned life insurance	566	532	2,190	1,912
Death benefit on bank owned life insurance	-	-	580	154
Other income	410	394	2,394	2,141
Total non-interest income	11,934	8,477	43,058	34,413
Non-interest Expense
Salaries and employee benefits	16,841	14,098	65,206	56,623
Net occupancy expenses	3,106	2,501	12,157	10,482
Data processing	2,235	1,754	8,480	6,816
Professional fees	520	612	1,946	1,926
Outside services and consultants	1,415	1,536	8,152	5,271
Loan expense	2,438	1,837	8,633	6,341
FDIC insurance expense	-	393	252	1,444
Other losses	377	89	740	665
Other expense	3,718	3,297	16,466	12,948
Total non-interest expense	30,650	26,117	122,032	102,516
Income Before Income Taxes	22,463	15,668	79,841	63,560
Income tax expense (includes $2 and $(70) for the three months ended December 31, 2019 and 2018, respectively, and $(16) and $(93) for the twelve months ended December 31, 2019 and 2018, respectivley, related to income tax expense (benefit) from reclassification items)	3,920	2,535	13,303	10,443
Net Income	$18,543	$13,133	$66,538	$53,117
Basic Earnings Per Share	$0.41	$0.34	$1.53	$1.39
Diluted Earnings Per Share	0.41	0.34	1.53	1.38

(1) Adjusted for 3:2 stock split on June 15, 2018